EXHIBIT 10.1
MEMORANDUM OF UNDERSTANDING
     THIS MEMORANDUM OF UNDERSTANDING (the “MOU”) is made on this 23rd day of August, 2006 (the “Effective Date”) between Sedgman USA, LLC, a Pennsylvania limited liability company located at 2090 Greentree Road, Pittsburgh, PA 15220 (“Sedgman”), and NRP (Operating) LLC, a Delaware limited liability company located at Suite 300, 1035 Third Avenue, Huntington, WV 25727 (“NRP”), each a “Party” and together the “Parties”.
     WHEREAS, Sedgman is actively pursuing opportunities to build and operate coal handling and preparation plants (“CHPPs”) for mining operations located within the United States; and
WHEREAS, NRP is actively pursing opportunities to own CHPPs located within the United States;
     WHEREAS, NRP and Sedgman desire to jointly pursue CHPPs opportunities, and more specifically, seek to develop opportunities whereby NRP would acquire, own and lease to Sedgman CHPPs designed, built and operated by Sedgman (“Potential Joint CHPP Opportunities”); and
     WHEREAS, the Parties desire to enter into this MOU in order to define the terms of their joint pursuit of CHPPs opportunities.
     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:
1. RIGHT OF FIRST REFUSAL
NRP and Sedgman hereby agree that if either party becomes aware of a Potential Joint CHPPs Opportunity, that party (hereafter the “Reporting Party”) will first present the Potential Joint CHPPs Opportunity to the other party to this MOU before any other and grant to that party the following:
a.	If the Reporting Party is Sedgman, Sedgman will give NRP the option to acquire, own and lease to Sedgman the Potential Joint CHPPs opportunity or decline; or

b.	If the Reporting Party is NRP, NRP will give Sedgman the option to design, build and operate the Potential Joint CHPPs Opportunity or decline;
(hereafter the “Right of First Refusal”). If a party has been offered the Right of First Refusal and has declined to participate in the Potential Joint CHPPs Opportunity, then the Reporting Party is free to pursue the Potential Joint CHPPs Opportunity for its own interest.

2. PROPRIETARY INFORMATION
The Parties agree that any information exchanged pursuant to this MOU will be subject to the Confidentiality Agreement dated August 23, 2006 between the Parties.
3. LEGAL EFFECT OF AGREEMENT
The Parties agree that no legal relationship of any kind exists as a result of this MOU, other than the covenants expressly contained herein. Neither Party shall have the authority to create any obligation for the other except to the extent stated herein.
4. MISCELLANEOUS
Governing Law. The validity, construction and performance of this MOU, and all disputes between the parties arising out of this MOU or as to any matters related to but not covered by this Agreement, shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of West Virginia.
Assignment. Neither this MOU nor any rights under this MOU may be assigned by any Party without the prior written consent of the other Party.
Binding Effect. The provisions of this MOU shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.
Parties in Interest. Nothing in this MOU, expressed or implied, is intended to confer on any person or entity other than the Parties any right or remedy under or by reason of this MOU.
Amendment and Waiver. This MOU may only be amended, modified or supplemented in writing, executed by each of the Parties. Any Party may in writing waive any provisions of this Agreement to the extent such provision is for the benefit of the waiving Party. No action taken pursuant to this MOU, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by that Party or its or any other Party’s compliance with any representations or warranties or with any provisions of this MOU. No waiver by any Party of a breach of any provision of this MOU shall be construed as a waiver of any subsequent or different breach, and no forbearance by a Party to seek a remedy for noncompliance or breach by another Party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.
Severability. The invalidity or unenforceability of any particular provision of this MOU shall not affect the other provisions, and this MOU shall be construed in all respects as if any invalid or unenforceable provision were omitted.

Entire Agreement. This MOU Agreement embodies the entire agreement and understanding between the Parties pertaining to the subject matter of this MOU, and supersede all prior agreements, understandings, negotiations, representations and discussions, whether verbal or written, of the Parties, pertaining to that subject matter.
IN WITNESS WHEREOF, the Parties hereto have executed this Memorandum of Understanding effective as of the date indicated on the first page.

SEDGMAN USA, LLC
By:	/s/ Richard L. McCormick
	Name:	Richard L. McCormick
	Title:	President

NRP (Operating) LLC
By:	/s/ Wyatt L. Hogan
	Name:	Wyatt L. Hogan
	Title:	Vice President and General Counsel

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